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                                   EXHIBIT 5









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             AGWAY INC., PO BOX 4933, SYRACUSE, NEW YORK 13221-4933




                                                              September 6, 1996


Agway Inc.
333 Butternut Drive
DeWitt, NY   13214

Gentlemen:

         As General Counsel of Agway Inc., I am acting as your legal counsel in connection with the registration of 10,000 shares ($100 par value) of 8% Cumulative Preferred Stock, Series B, 4,000 shares ($25 par value) of Series HM Preferred Stock and 4,000 shares ($25 par value) of Membership Common Stock (hereinafter referred to as the "Equity Securities"), being registered with the Securities and Exchange Commission on Form S-3. I am familiar with the relevant documents and materials used in preparing such registration.

         Based upon my review of the relevant documents and materials, it is my opinion that:

         (a)          Agway Inc. is a valid and subsisting Delaware corporation;

         (b) The Equity Securities being registered with the Securities and Exchange Commission on Form S-3 will, when sold, be legally issued, fully paid and non-assessable; and

         (c) The matters of law and legal conclusions set forth under "Description of 8% Cumulative Preferred Stock, Series B", "Description of Honorary Member Preferred Stock, Series HM", and "Description of Membership Common Stock" in the Prospectus filed as a part of said registration are correct.

         This letter is written to be used as an exhibit in the filing of the Registration Statement.

                                                        Very truly yours,


                                                        /s/DAVID M. HAYES
                                                        David M. Hayes
                                                        Senior Vice President
                                                        General Counsel
                                                        AGWAY INC.

DMH/df


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                                     (logo)
         AGWAY FINANCIAL CORPORATION, PO BOX 8985, WILMINGTON, DE 19899
                                                           302-654-8371



                                                               September 6, 1996



Agway Financial Corporation
Suite 1300
1105 North Market Street
Wilmington, Delaware  19801

Gentlemen:

         As General Counsel of Agway Financial Corporation ("AFC"), I am acting as your legal counsel in connection with the registration of $60,000,000 in principal amount of Subordinated Member Money Market Certificates and Subordinated Money Market Certificates and $19,115,000 in principal amount of Money Market Certificates, member and general, under the interest reinvestment option (hereinafter referred to as the "Debt Securities"), being registered with the Securities and Exchange Commission on Form S-3. I am familiar with the relevant documents and materials used in preparing such registration.

         Based upon my review of the relevant documents and materials, it is my opinion that:

         (a)          AFC is a valid and subsisting Delaware corporation;

         (b) The Debt Securities being registered with the Securities and Exchange Commission on Form S-3 will, when sold, be binding obligations of Agway Financial Corporation; and

         (c) The matters of law and legal conclusions set forth under "Description of the Certificates" in the Prospectus filed as a part of said registration are correct.

         This letter is written to be used as an exhibit in the filing of the Registration Statement.

                                                   Very truly yours,



                                                   /s/DAVID M. HAYES
                                                   David M. Hayes
                                                   General Counsel
                                                   AGWAY FINANCIAL CORPORATION

DMH/df